Exhibit 10.4

Intellectual Property Purchase Agreement

This Intellectual Property Purchase agreement (“Agreement”) entered into this 15th day of October 2012 between Parte, LLC, a New York limited liability company (“Seller”), Playbutton, LLC, a Delaware limited liability company (“Purchaser”), and Playbutton Acquisition Corp., a Delaware corporation that as of the closing of the transactions contemplated by this Agreement will wholly-own Purchaser (the “Parent”).

R E C I T A L S

A.              Purchaser is engaged in the business of developing, manufacturing and selling a fully customizable music player housed in a branded, wearable button pursuant to a License Agreement (“2011 License Agreement”) dated September 20, 2011 between Seller and Purchaser.

B.              Purchaser and its members (“Members”) have entered into that certain Unit Exchange Agreement (“Exchange Agreement”) with Parent pursuant to which, at the closing of the transactions thereunder, the Members shall transfer all of the outstanding membership interests of Purchaser to Parent in exchange for Parent’s issuance of shares of Parent’s common stock, par value $0.0001 (“Parent Common Stock”), thereby making Purchaser the wholly-owned operating subsidiary of Parent (“Unit Exchange”).

C.              Immediately following the execution of this Agreement, Parent shall commence the private offering of units (“Units”) of its securities, at a price of $1.00 per Unit, with each Unit consisting of one share of the Parent Common Stock and one-half warrant (“Unit Warrant”), with each Unit Warrant entitling its holder to purchase one share of Parent Common Stock over a four year period at an exercise price of $1.50 per share (the “Financing”).

D.              The obligations of Purchaser and the Members to consummate the Unit Exchange shall be subject to, among other conditions, the prior or concurrent sale of Units by Parent for the gross proceeds of at least $2,000,000 (“Minimum Financing Amount”).

E.              In furtherance of the Financing and the Unit Exchange, Seller wishes to sell to Purchaser, and Purchaser wishes to buy from Seller, concurrent with and subject to the closing of the Minimum Financing Amount and the Unit Exchange, certain intellectual property in consideration of Parent’s issuance of shares of Parent Common Stock to Seller.

F.              Parent, Seller, Purchaser and the Members intend that the transactions contemplated by this Agreement, including the Financing and the Unit Exchange, constitute part of a single integrated transaction and are pursuant to a single integrated plan intended to qualify as a tax-free transaction under Section 351 of the Code.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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A G R E E M E N T

ARTICLE 1.   THE TRANSACTION

1.1              Purchased Assets. Subject to the terms and conditions of this Agreement and for the consideration herein stated, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller’s right, title and interest in and to:

(a)                Intellectual Property. All intellectual property listed on Schedule 1.1(a);

(b)               Parte Rights. All Intellectual Property Rights (as such term, and all other capitalized terms used in this Agreement that are not otherwise defined herein, is defined in Exhibit A attached hereto) as of the Closing that come with the definition of Parte Rights, as such term is defined in the 2011 License Agreement, other than Registered Intellectual Property Rights for Japan; and

(c)                Claims. All claims, choses-in-action, rights in action, rights to tender claims or demands to with respect to the assets in subparts (a) and (b) above, and other similar claims (subparts (a) through (c) collectively referred to as, the “Purchased Assets”).

1.2              Excluded Assets. Notwithstanding Section 1.1, the assets listed on Schedule 1.2 (the “Excluded Assets”) shall not be included in the Purchased Assets.

ARTICLE 2.   CONSIDERATION FOR TRANSFER

2.1              Purchase Price and Payment. Subject to the terms and conditions of this Agreement, and in consideration of the Purchased Assets, Purchaser shall cause Parent to issue to Seller 892,375 shares (“Shares”) of the Purchaser Common Stock. The parties acknowledge and agree the Shares shall have a deemed value of $1.00 per Share.

2.2              License. As additional consideration for the Purchased Assets, Purchaser shall, at the Closing, grant Seller a perpetual, irrevocable and royalty free license to the Seller Intellectual Property, in the form of the License Agreement attached hereto as Exhibit B (“Seller License Agreement”), for Seller’s use in developing, manufacturing and selling a fully customizable music player housed in a branded, wearable button for sale in South Korea, Japan and Taiwan. The Shares and the Seller License Agreement shall represent the complete and final payment by the Purchaser for the Purchased Assets.

2.3              Qualification as a Tax-Free Transaction. The parties intend that the transactions contemplated by this Agreement, the Financing and the Unit Exchange constitute part of a single integrated transaction pursuant to a single integrated plan intended to qualify as a tax-free transaction under Section 351 of the Code.

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ARTICLE 3.   CLOSING AND CLOSING DELIVERIES

3.1              Closing; Time and Place. The closing of the purchase and sale provided for in this Agreement (the “Closing”) shall occur at the offices of Greenberg Traurig, LLP, at 3161 Michelson Drive, Suite 1000, Irvine, CA 92612 at 10:00 A.M. on the first business day after which all of the conditions to closing set forth in Article 7 are satisfied or waived (other than conditions that are intended to be satisfied at the Closing), or at such other date, time or place as the parties may agree (the “Closing Date”).

3.2              Deliveries by Seller. At the Closing, Seller shall (i) take all steps necessary to place Purchaser in actual possession of the Purchased Assets and (ii) deliver the following items, duly executed by Seller as applicable, all of which shall be in a form and substance reasonably acceptable to Purchaser:

(a)                General Assignment and Bill of Sale. General Assignment and Bill of Sale covering all of the applicable Purchased Assets, substantially in the form attached hereto as Exhibit 3.2(a) (the “General Assignment and Bill of Sale”);

(b)               Intellectual Property Assignment. Any and all documents necessary to properly record the assignment to Purchaser all of Seller’s right, title and interest in and to the Seller Intellectual Property, including (i) a patent assignment (the “Patent Assignment”) substantially in the form of Exhibit 3.2(b)(i) hereto, for all of the Patents; (ii) a copyright assignment (the “Copyright Assignment”), substantially in the form of Exhibit 3.2(b)(ii) hereto, for all of the Copyrights; and (iii) a trademark assignment (the “Trademark Assignment”), substantially in the form of Exhibit 3.2(b)(iii) hereto, for all of the Trademarks;

(c)                Other Conveyance Instruments. Such other specific instruments of sale, transfer, conveyance and assignment as Purchaser may reasonably request;

(d)               Seller License Agreement. A copy of the Seller License Agreement duly executed by Seller; and

(e)                Certificate of Representations and Warranties and Member Approval. A Certificate executed on behalf of Seller by its Chief Executive Officer, substantially in the form attached hereto as Exhibit 3.2(e) (the “Seller’s Officer Certificate”), certifying (i) the matters in Section 7.1(a); and (ii) that the Members of Seller have approved this Agreement, the Seller License Agreement and the Transaction in accordance with Section 7.1(d).

3.3              Deliveries by Purchaser and Parent. At the Closing, Purchaser and Parent shall deliver the following items, duly executed by them as applicable, all of which shall be in a form and substance reasonably acceptable to Seller:

(a)                Stock Certificate. A stock certificate evidencing the Shares to be issued by Parent to Seller pursuant to Section 2.1, registered in the name of Seller;

(b)               Seller License Agreement. A copy of the Seller License Agreement duly executed by Purchaser; and

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(c)                Parent Certificate of Representations and Warranties. A Certificate executed on behalf of Parent by its Chief Executive Officer, substantially in the form attached hereto as Exhibit 3.3(c) (the “Parent Officer’s Certificate”), certifying the matters in Section 7.2(a).

ARTICLE 4.   REPRESENTATIONS AND WARRANTIES OF SELLER

Except as specifically set forth on Schedule 4 (the “Seller Disclosure Schedule”) attached to this Agreement (the parts of which are numbered to correspond to the individual Section numbers of this Article 4), Seller hereby represents and warrants (without limiting any other representations or warranties made by Seller in this Agreement or any other Transaction Agreement) to Purchaser as follows:

4.1              Organization, Good Standing, Qualification. Seller (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York; (ii) is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Seller; and (iii) has full corporate power and authority required to own, lease and operate its assets and to carry on its business as now being conducted except where the failure to have such power and authority would not have a Material Adverse Effect on Seller.

4.2              Authority; Binding Nature of Agreements. Seller has all requisite corporate power and authority to execute, deliver and carry out the provisions of this Agreement and the other Transaction Agreements. The execution, delivery and performance by Seller of this Agreement and the other Transaction Agreements have been approved by all requisite action on the part of Seller, including the approval of the members of Seller. This Agreement has been duly and validly executed and delivered by Seller. Each of this Agreement and the other Transaction Agreements constitutes, or upon execution and delivery, will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

4.3              No Conflicts; Required Consents. The execution, delivery and performance of this Agreement or any other Transaction Agreement by Seller do not and will not (with or without notice or lapse of time) (i) conflict with, violate or result in a breach of any organizational document of Seller or any Contract to which Seller is party or the Purchased Assets are bound or (ii) require Seller to obtain any Consent.

4.4              Title; Sufficiency; Condition of Assets. Except as set forth in Schedule 4.4, Seller has good and marketable title to, is the exclusive legal and equitable owner of, and has the unrestricted power and right to sell, assign and deliver the Purchased Assets. The Purchased Assets are free and clear of all Encumbrances of any kind or nature, except Encumbrances disclosed on Schedule 4.4 which will be removed and released at or prior to Closing. Upon Closing, Purchaser will acquire exclusive, good and marketable title to the Purchased Assets and no restrictions will exist on Purchaser’s right to resell, license or sublicense any of the Purchased Assets, except as set forth in the Seller License Agreement.

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4.5              Intellectual Property.

(a)                The Seller Intellectual Property comprises the original work product of Seller and no entity or individual other than Nick Dangerfield has contributed to the creation of the Seller Intellectual Property and neither Seller nor any Affiliate or related entity or present or past owner, officer, director, employee or agent thereof shall be owned any compensation due to Purchaser’s exploitation of the Seller Intellectual Property.

(b)               To Seller’s Knowledge, the pending U.S. and PCT Patent applications were properly filed and have not been found invalid by any court of competent jurisdiction and to Seller’s knowledge are valid and enforceable.

(c)                To Seller’s Knowledge, there are no Encumbrances against the Seller Intellectual Property.

(d)               Seller is not the owner of nor does it have any controlling interest in and to any other Intellectual Property Rights that Purchaser would require a license under in order to practice the claims covered by the Seller Intellectual Property.

(e)                The claims covered by the Seller Intellectual Property do not and will not infringe upon the copyright or trade secret rights of any other person or entity and, to Seller’s Knowledge, does not and will not infringe upon the Patent or Trademark rights of any other person or entity.

4.6              Investor Representations.

(a)                Own Account. Seller understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Seller’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

(b)               Experience of Seller. Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Seller is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(c)                General Solicitation. Seller is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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(d)               Access to Information. Seller acknowledges that it or its representatives have received and had the opportunity to review that (a) certain Term Sheet dated July 18, 2012 which summarizes in detail the Transaction contemplated by this Agreement as well as the Financing and Unit Exchange, and (b) Purchaser’s current business plan and most recent financial statements. Seller further acknowledges that it or its representatives have been afforded (c) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Purchaser and Parent concerning the terms and conditions of the Unit Exchange and the Financing, and the merits and risks of investing in the Shares, (d) access to information about Purchaser and Parent and Purchaser’s and Parent’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the transaction contemplated by this Agreement and an investment in the Shares, (e) the opportunity to obtain such additional information which Purchaser and Parent possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained herein or otherwise provided to Seller and (f) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the offering of the Shares, the merits and risks of investing in the Shares.

(e)                Restrictions on Shares. Seller understands that the Shares have not been registered under the Securities Act and may not be offered, resold, or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions. Seller acknowledges that a legend will be placed on the certificates representing the Shares in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

ARTICLE 5.   REPRESENTATIONS AND WARRANTIES OF PARENT

Except as specifically set forth on the Schedule 5 (the “Parent Disclosure Schedule”) attached to this Agreement (the parts of which are numbered to correspond to the applicable Section numbers of this Agreement), Parent hereby represents and warrants as of the date hereof to Seller as follows:

5.1              Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

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5.2              Authority; Binding Nature of Agreements. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement. The execution, delivery and performance by Parent of this Agreement have been approved by all requisite action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent. This Agreement constitutes, or upon execution and delivery, will constitute, the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

5.3              Capitalization. The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock. There are (i) 723,546 shares of Parent Common Stock issued and outstanding, (ii) outstanding options which entitle their holder to purchase 150,000 shares of Parent Common Stock at an exercise price of $1.00 per share, and (iii) no shares of Parent Common Stock held by Parent in its treasury. Except as set forth above and the shares of Parent capital stock to be issued in connection with the this Agreement, the Financing or pursuant to the Exchange Agreement, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of Parent are, and all such shares that may be issued prior to or in connection with the Closing will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote (“Voting Parent Debt”). Except as set forth above, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent is a party or by which it is bound (i) obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or any Voting Parent Debt, (ii) obligating Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Parent. There are not any outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent. Except for any registration rights to be provided to the investors and selling broker-dealers in the Financing, Parent is not a party to any agreement granting any securityholder of Parent the right to cause Parent to register shares of the capital stock or other securities of Parent held by such securityholder under the Securities Act.

5.4              No Conflicts; Required Consents. The execution, delivery and performance of this Agreement or any other Transaction Agreement by Parent do not and will not (with or without notice or lapse of time) (i) conflict with, violate or result in a breach of any organizational document of Parent or any Contract to which Parent is party or (ii) require Parent to obtain any Consent.

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5.5              Brokers. Parent has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the Transaction.

ARTICLE 6.   ADDITIONAL AGREEMENTS

6.1              Seller Intellectual Property. Seller agrees that, from and after the Closing Date, it shall not, and it shall cause its representatives not to, use any of the Purchased Assets, except pursuant to the Seller License Agreement. If Purchaser is unable to enforce its Intellectual Property Rights in any of the Purchased Assets against a third party as a result of any Legal Requirement that prohibits enforcement of such rights by a transferee of such rights, Seller agrees to assign to Purchaser such rights as may be required by Purchaser to enforce such Intellectual Property Rights in its own name. If such assignment still does not permit Purchaser to enforce its Intellectual Property Rights in any Purchased Assets against the third party, Seller agrees to initiate proceedings against such third party in Seller’s name; provided, however, that Purchaser shall be entitled to participate in such proceedings and provided further that Purchaser shall be responsible for the costs and expenses of such proceedings.

6.2              Cooperation. After the Closing, upon the request of Purchaser, Seller shall execute and deliver any and all further materials, documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Purchaser to effect, record or verify the transfer to, and vesting in Purchaser, of Seller’s right, title and interest in and to the Purchased Assets, free and clear of all encumbrances, in accordance with the terms of this Agreement.

6.3              2011 License Agreement. Seller and Purchaser agree that the 2011 License Agreement shall terminate concurrent with, and subject only to, the Closing. Seller and Purchaser further agree that all of their rights and the other party’s obligations under the 2011 License Agreement, other than Purchaser’s accrued and unpaid royalty obligations pursuant to Section 3.1 of the 2011 License Agreement, shall be discharged and terminated concurrent with the Closing.

ARTICLE 7.   CONDITIONS TO CLOSING

7.1              Conditions to Purchaser’s and Parent’s Obligation to Close. The obligations of Purchaser and Parent to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser and Parent in writing:

(a)                Representations, Warranties and Covenants. (i) The representations and warranties of Seller shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall remain true and correct as of such specific date); and (ii) Seller shall have performed all covenants and obligations in this Agreement required to be performed by Seller as of the Closing Date;

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(b)               Documents. Seller shall have delivered to Purchaser and Parent all of the documents and agreements set forth in Sections 3.2;

(c)                Consents. Seller shall have delivered to Purchaser all Consents required (i) for the transfer of the Purchased Assets; and (ii) for the consummation of the Transaction;

(d)               Member Approval. To the extent required under applicable Legal Requirements or the organizational documents of Seller, this Agreement and the consummation of the Transaction shall have been approved and adopted by the requisite vote of the members of Seller;

(e)                Financing. All conditions required to consummate the Financing in the Minimum Financing Amount of $2,000,000 shall have been satisfied and the closing of the Minimum Financing Amount shall be contingent only upon the occurrence of the Closing;

(f)                Completion of Unit Exchange. All conditions required to consummate the transactions under the Exchange Agreement shall have been satisfied and the closing of the transactions under the Exchange Agreement shall be contingent only upon the occurrence of the Closing; and

(g)               No Proceedings. Since the date of this Agreement, no Proceeding shall have been commenced or threatened against Seller, Purchaser or Parent (a) involving any challenge to, or seeking damages or other relief in connection with, the Transaction; or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the Transaction.

7.2              Conditions to Seller’s Obligation to Close. The obligations of Seller to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller in writing:

(a)                Representations, Warranties and Covenants. (i) The representations and warranties of Purchaser and Parent shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall remain true and correct as of such specific date); and (ii) Purchaser and Parent shall have performed all covenants and obligations in this Agreement required to be performed by Purchaser as of the Closing Date; and

(b)               Deliveries. Purchaser and Parent have delivered to Seller all of the documents and agreements set forth in Section 3.3.

(c)                Financing. All conditions required to consummate the Financing in the Minimum Financing Amount of $2,000,000 shall have been satisfied and the closing of the Minimum Financing Amount shall be contingent only upon the occurrence of the Closing; and

(d)               Completion of Unit Exchange. All conditions required to consummate the transactions under the Exchange Agreement shall have been satisfied and the closing of the transactions under the Exchange Agreement shall be contingent only upon the occurrence of the Closing.

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(e)                No Proceedings. Since the date of this Agreement, no Proceeding shall have been commenced or threatened against Seller, Purchaser or Parent (a) involving any challenge to, or seeking damages or other relief in connection with, the Transaction; or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the Transaction.

ARTICLE 8.   TERMINATION

8.1              Circumstances for Termination. At any time prior to the Closing, this Agreement may be terminated by written notice explaining the reason for such termination (without prejudice to other remedies which may be available to the parties under this Agreement, at law or in equity):

(a)                by the mutual written consent of Parent, Purchaser and Seller;

(b)               by either Parent, Purchaser or Seller if (i) the non-terminating party is in material breach of any material provision of this Agreement and such breach shall not have been cured within ten (10) days of receipt by such party of written notice from the terminating party of such breach; and (ii) the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement;

(c)                by either Parent, Purchaser or Seller if (i) the Closing has not occurred on or prior to December 31, 2012 (the “Outside Closing Date”) for any reason; and (ii) the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement; and

(d)               by either Parent, Purchaser or Seller if (i) satisfaction of a closing condition of the terminating party in Article 7 is impossible; and (ii) the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement.

8.2              Effect of Termination. If this Agreement is terminated in accordance with Section 8.1, all obligations of the parties hereunder shall terminate; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or relieve any party of its obligations to protect and not use the other party’s confidential information pursuant to any separate written agreements.

ARTICLE 9.   MISCELLANEOUS PROVISIONS

9.1              Expenses. Whether or not the Transaction is consummated, each party shall pay it own costs and expenses in connection with this Agreement and the Transaction (including the fees and expenses of its advisers, accountants and legal counsel).

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9.2              Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to.”

9.3              Further Assurances. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction.

9.4              Entire Agreement. The Transaction Agreements, including the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.5              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth below prior to 3:30 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth below set forth below on a day that is not a Business Day or later than 3:30 p.m. (New York time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by internationally recognized overnight courier service to the address set forth below, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below or such other address as one party may notify the other in writing:

If to Parent (prior to the Closing), to:	Playbutton Acquisition Corp. 14317 Salida Del Sol San Diego, CA 92127 Attention: Daniel Najor, CEO Email: dnajor@gmail.com

If to Purchaser, to:	Playbutton, LLC 37 W 28th St 3rd Floor New York, NY 10001 Attention: Adam Tichauer, CEO Email: adam@playbutton.com

If to Seller:	Parte, LLC 438 Broome Street, Suite S New York, NY 10013 Attn: Nick Dangerfield Email: ndangerfield@gmail.com

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9.6              Amendments; Waivers. No provision of this Agreement may be amended or waived except in a written instrument signed by Seller, Purchaser and Parent. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.7              Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

9.8              Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

9.9              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.10          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Agreements shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York.

9.11          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.12          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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9.13          Publicity. Neither party shall publicly disclose the terms of this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld.

[Signatures Follow On a Separate Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“SELLER”

Parte, LLC,

a New York limited liability company

By: /s/ Nick Dangerfield

       Nick Dangerfield, Chief Executive Officer

“PURCHASER”

Playbutton, LLC

a Delaware limited liability company

By: /s/ Adam Tichauer

       Adam Tichauer, Chief Executive Officer

“PARENT”

Playbutton Acquisition Corp.

a Delaware corporation

By: /s/ Daniel Najor

       Daniel Najor, Chief Executive Officer

14

Schedule 1.1(a)

Intellectual Property

Trademarks

Mark	Country	Registration No.	Status
Playbutton	USA	3,982,775	Effective
Playbutton	EU	009635319	Effective

Patents

Patent	Country	Registration No.	Status
Design Patent	USA	D657,775	Issued
Design Patent	USA	D645,473	Issued
Design Patent	USA	D669,500	Issued

Patent Applications

Patent	Country	Registration No./Docket No.	Status
Patent Application	PCT	PCT/US2011/025901	Applied for
Patent Application	Canada	PCT/US2011/025901	Applied for
Utility Patent Application	USA	0198/0870-US2	Applied For
Utility Patent Application	USA	0198/0870-US3	Applied For
Design Patent Application	USA	0198/003011-US0	Applied For

Schedule 1.1(A)

Schedule 1.2

Excluded Assets

Mark	Country	Registration No.	Status
Playbutton	Japan	5455695	Effective

Schedule 1.2

EXHIBIT A

DEFINITIONS

“Affiliate” shall mean any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any officer, manager or member of a party or any corporation, partnership, trust or other entity in which a party or any such family member has a five percent (5%) or greater interest or is a director, officer, partner or trustee. The term Affiliate shall also include any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the preceding sentence.

“Agreement” shall mean the Intellectual Property Purchase Agreement to which this Exhibit A is attached (including the Seller Disclosure Schedule, the Parent Disclosure Schedule and all other schedules and exhibits attached hereto), as it may be amended from time to time.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions in the U.S. are authorized or required by law to be closed.

“Closing” shall have the meaning specified in Section 3.1.

“Closing Date” shall have the meaning specified in Section 3.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

“Contract” shall mean any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied), whether or not legally binding.

“Copyright Assignment” shall have the meaning specified in Section 3.2(b).

“Copyrights” shall mean all copyrights, including in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) and which is not a Permitted Encumbrance.

Exhibit A-1

“General Assignment and Bill of Sale” shall have the meaning specified in Section 3.2(a).

“Governmental Approval” shall mean any: (a) permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

“Governmental Authority” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Intellectual Property Rights” shall mean any or all rights in and to intellectual property and intangible industrial property rights, including, without limitation, (i) Patents, Trade Secrets, Copyrights, Mask Works, Trademarks and (ii) any rights similar, corresponding or equivalent to any of the foregoing anywhere in the world.

“Knowledge” An individual shall be deemed to have “Knowledge” of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter or (ii) (except when Knowledge is stated to be “actual Knowledge”) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. Seller and Parent shall be deemed to have “Knowledge” of a particular fact or other matter if any of their respective members, managers, directors, officers or employees with the authority to establish policy for the company has actual knowledge of such fact or other matter.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Mask-Works” shall mean all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology.

Exhibit A-2

“Material Adverse Effect” means (i) with respect to Parent, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of Parent, taken as a whole or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent Parent from performing its obligations under this Agreement and (ii) with respect to Seller, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets (including Purchased Assets), liabilities, business, operations, results of operations or prospects of Seller or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent Seller from performing its obligations under this Agreement.

“Member” shall have the meaning specified in the Recitals.

“Order” shall mean any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

“Outside Closing Date” shall have meaning specified in Section 8.1(c).

“Patent Assignment” shall have the meaning specified in Section 3.2(b).

“Patents” shall mean all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries, including invention disclosures related to the Purchased Assets.

“Permitted Encumbrance” shall mean any (a) Encumbrance for taxes not due or payable, and (b) mechanics’, workers’, repairers’, landlords’, warehousemen’s and other Encumbrances arising or imposed by any Legal Requirement and incurred in the ordinary course of business for amounts not yet due and payable.

“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

“Purchased Assets” shall have the meaning specified in Section 1.1.

“Purchaser” shall mean Playbutton, LLC, a Delaware limited liability company.

“Parent Common Stock” shall have the meaning specified in the Recitals.

Exhibit A-3

“Purchaser Disclosure Schedule” shall have the meaning specified in Article 5.

“Registered Intellectual Property Rights” shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights; (iv) Mask Work registrations and applications to register Mask Works; and (v) any other Intellectual Property Rights that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean Parte, LLC, a New York limited liability.

“Seller Disclosure Schedule” shall have the meaning specified in Article 4.

“Seller Intellectual Property” shall mean all Intellectual Property Rights related to the Business, the Purchased Assets or the Assumed liabilities and held by Seller, whether owned or controlled, licensed, owned or controlled by or for, licensed to, or otherwise held by or for the benefit of Seller including the Seller Registered Intellectual Property Rights.

“Shares” shall have the meaning specified in Section 2.1.

“Trademarks” shall mean any and all trademarks, service marks, logos, trade names, corporate names, Internet domain names and addresses and general-use e-mail addresses, and all goodwill associated therewith throughout the world.

“Trade Secrets” shall mean all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provide Seller with advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software, compilations of information) and all claims and rights related thereto.

“Transaction” shall mean the purchase and sale of the Purchased Assets contemplated by this Agreement.

“Transaction Agreements” shall mean this Agreement and all other agreements, certificates, instruments, documents and writings delivered by Parent, Purchaser or Seller in connection with the Transaction.

Exhibit A-4

EXHIBIT 3.2(a)

GENERAL ASSIGNMENT AND BILL OF SALE

1.                  Sale and Transfer of Purchased Assets and Contract Rights. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 3.2(a) of that certain Intellectual Property Purchase Agreement (“Agreement”) dated October 15, 2012, to which Parte, LLC, a New York limited liability company (“Seller”), Playbutton, LLC, a Delaware limited liability company (“Purchaser”), and Playbutton Acquisition Corp., a Delaware corporation that as of the closing of the transactions contemplated by the Agreement will wholly-own Purchaser (the “Parent”), are parties, Seller hereby sells, transfers, assigns, conveys, grants and delivers to Purchaser and its successors and assigns, effective as of 10:00 a.m. (New York time) on _____, 2012 (the “Effective Time”), all of Seller’s right, title and interest in and to all of the Purchased Assets (as defined in the Purchase Agreement).

2.                  Further Actions. Seller covenants and agrees to take all steps reasonably necessary to establish the record of Purchaser’s title to the Purchased Assets and, at the request of Purchaser, to execute and deliver further instruments of transfer and assignment and take such other action as Purchaser may reasonably request to more effectively transfer and assign to and vest in Purchaser each of the Purchased Assets, all at the sole cost and expense of Seller.

3.                  Terms of the Purchase Agreement. The terms of the Agreement, including but not limited to Seller’s representations, warranties, covenants, agreements and indemnities relating to the Purchased Assets, are incorporated herein by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

IN WITNESS WHEREOF, Seller has executed this General Assignment and Bill of Sale as of _____, 2012.

“SELLER”

Parte, LLC,

a New York limited liability company

By:______________________________

      Nick Dangerfield, Chief Executive Officer

Exhibit 3.2(a)

EXHIBIT 3.2(b)(i)

PATENT ASSIGNMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of _____________, 2012, the undersigned Parte, LLC (“Assignor”) hereby irrevocably sells, assigns, transfers and conveys unto Playbutton, LLC (“Assignee”), all worldwide right, title and interest in and to those United States and foreign patent applications and issued patents described as such in Schedule A (the “Patents”) including without limitation all improvements thereon, and associated invention registrations, utility models, extensions, reissues or other patent rights which may be granted and issued on said inventions and applications, or any of them, not only for, to and in the United States of America, its territories and possessions, but for, to and in all countries foreign thereto, together with and including all priority rights based upon any and all applications in the United States of America and countries foreign covered by this Assignment. Assignors do hereby authorize and empower the Assignee, its successors and assigns, to apply for and obtain in its own name or the names of third parties registrations of such Patents for the said inventions in the United States and also any and all countries foreign to the United States.

Assignor does hereby agree that it shall, at the request of said Assignee, execute any and all applications for such Patents for said inventions and any and all other papers and documents and do all other and further lawful acts that said Assignee may deem necessary or desirable to obtain such Letters Patent on said inventions, to perfect and vest in the Assignee the entire right, title and interest in the inventions, applications, and such Patents.

IN WITNESS WHEREOF, Assignor has caused this Patent Assignment to be executed as of the date first set forth above.

“ASSIGNOR”

Parte, LLC,

a New York limited liability company

By:______________________________

      Nick Dangerfield, Chief Executive Officer

“ASSIGNEE”

Playbutton, LLC,

a Delaware limited liability company

By:______________________________

      Adam Tichauer, Chief Executive Officer

Exhibit 3.2(b)(i)

SCHEDULE A

Patent Title	Reg. No.	Date

Exhibit 3.2(b)(i)

EXHIBIT 3.2(b)(ii)

COPYRIGHT Assignment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of _____________, 2012, the undersigned Parte, LLC (“Assignor”) hereby irrevocably sells, assigns, transfers and conveys unto Playbutton, LLC (“Assignee”), all worldwide right, title and interest in and to: (a) the works of authorship listed on the attached Schedule A (the “Works”); (b) any and all copyright registrations of the Works, whether federal or foreign; (c) any and all applications to register copyrights in the Works, whether federal or foreign; (d) any and all rights to royalties, profits, compensation, license fees or other payments or remuneration of any kind relating to the Works; and (e) all claims or causes of action Assignor has or may have in connection with the Works, including, but not limited to, the right to sue and recover damages for any and all past infringements of any of the Works.

Assignors do hereby authorize and empower the Assignee, its successors and assigns, to apply for and obtain its own name or the names of third parties copyright registrations for the Works in the United States and also any and all countries foreign to the United States.

Assignor does hereby agree that it shall, at the request of said Assignee, execute any and all copyright applications for such Works and any and all other papers and documents and do all other and further lawful acts that said Assignee may deem necessary or desirable to obtain such registrations, to perfect and vest in the Assignee the entire right, title and interest Works.

IN WITNESS WHEREOF, Assignor has caused this Copyright Assignment to be executed as of the date first set forth above.

“ASSIGNOR”

Parte, LLC,

a New York limited liability company

By:______________________________

      Nick Dangerfield, Chief Executive Officer

“ASSIGNEE”

Playbutton, LLC,

a Delaware limited liability company

By:______________________________

      Adam Tichauer, Chief Executive Officer

Exhibit 3.2(b)(ii)

SCHEDULE A

Copyright Title	Copyright Date	Registration Number

Exhibit 3.2(b)(ii)

EXHIBIT 3.2(b)(iii)

Trademark Assignment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of _____________, 2012, the undersigned Parte, LLC (“Assignor”) hereby irrevocably sells, assigns, transfers and conveys unto Playbutton, LLC (“Assignee”), all worldwide right, title and interest in and to: (a) the trademarks listed on the attached Schedule A (the “Marks”); (b) any and all registrations of the Marks, whether state, federal or foreign; (c) any and all applications to register the Marks, whether state, federal or foreign; (d) all common law rights in, to and under the Marks; (e) all other rights in, to and under the Marks, together with the goodwill of the business symbolized by the Marks; (f) any and all rights to royalties, profits, compensation, license fees or other payments or remuneration of any kind relating to the Marks or the goodwill under the Marks; and (g) all claims or causes of action Assignor has or may have in connection with the Marks, including, but not limited to, the right to sue and recover damages for any and all past infringements of any of the Marks.

Assignors do hereby authorize and empower the Assignee, its successors and assigns, to apply for and obtain in its own name or the names of third parties trademark registrations for the Marks in the United States and also any and all countries foreign to the United States.

Assignor does hereby agree that it shall, at the request of said Assignee, execute any and all trademark applications for such Marks and any and all other papers and documents and do all other and further lawful acts that said Assignee may deem necessary or desirable to obtain such registrations on such Marks to perfect and vest in the Assignee the entire right, title and interest in the Marks.

IN WITNESS WHEREOF, Assignor has caused this Trademark Assignment to be executed as of the date first set forth above.

“ASSIGNOR”

Parte, LLC,

a New York limited liability company

By:______________________________

      Nick Dangerfield, Chief Executive Officer

“ASSIGNEE”

Playbutton, LLC,

a Delaware limited liability company

By:______________________________

     Adam Tichauer, Chief Executive Officer

Exhibit 3.2(b)(iii)

SCHEDULE A

TRADEMARK	APPLICATION NO.	COUNTRY

Exhibit 3.2(b)(iii)

EXHIBIT 3.2(c)

OFFICERS’ CERTIFICATE

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

OF PARTE, LLC

A New York Limited Liability Company

The undersigned, being the duly elected, qualified and acting Chief Executive Officer of Parte, LLC, a New York limited liability company (“Seller”), does hereby certify that he is familiar with the facts herein certified, am duly authorized to certify the same, and do further certify on behalf of Seller as follows:

1. Attached hereto as Exhibit “A-1” is a true and complete copy of resolutions duly adopted by the board of managers and members of Parte, LLC by unanimous written consent, which, among other things, approved all of the transactions contemplated by the Intellectual Property Purchase Agreement (“Agreement”) dated October __, 2012 between and among Seller, Playbutton, LLC, a Delaware limited liability company, and Playbutton Acquisition Corp., a Delaware corporation that as of the closing of the transactions contemplated by the Agreement will wholly-own Purchaser, and which resolutions have not been amended, modified or rescinded since the date of adoption and are in full force and effect on the date hereof;

2. Attached hereto as Exhibit “A-2” is a true and complete copy of the operating agreement of Seller, as amended, as in effect on the date hereof, and which have not been further amended, modified or rescinded;

3. Attached hereto as Exhibit “A-3” is a true and complete copy of the certificate of formation of Seller, as amended to date, certified by the Secretary of State of New York as true, complete and correct, and no action for any amendment thereto has been taken; and

4. The representations and warranties made by Seller in the Agreement are true and correct in all material respects as of the date hereof, and Seller has performed all covenants and obligations in the Agreement required to be performed by Seller as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate in the undersigned’s capacity as Chief Executive Officer of Parte, LLC, a New York limited liability company, effective as of _____, 2012.

“SELLER”

Parte, LLC,

a New York limited liability company

By:______________________________

      Nick Dangerfield, Chief Executive Officer

Exhibit 3.2(c)

EXHIBIT 3.3(b)

PARENT’S OFFICER’S CERTIFICATE

CERTIFICATE OF CHIEF EXECUTIVE OFFICER OF

PLAYBUTTON ACQUISITION CORP.

A Delaware Corporation

The undersigned, being the duly elected, qualified and acting Chief Executive Officer of Playbutton Acquisition Corp., a Delaware corporation (“Parent”), does hereby certify that he is familiar with the facts herein certified, am duly authorized to certify the same, and do further certify on behalf of Seller as follows:

1. Attached hereto as Exhibit “A-1” is a true and complete copy of resolutions duly adopted by the board of directors of Parent by unanimous written consent, which, among other things, approved all of the transactions contemplated the Intellectual Property Purchase Agreement (“Agreement”) dated October __, 2012 between and among Parent, Parte, LLC, a New York liability company, and Playbutton, LLC, a Delaware limited liability company, and which resolutions have not been amended, modified or rescinded since the date of adoption and are in full force and effect on the date hereof;

2. Attached hereto as Exhibit “A-2” is a true and complete copy of the bylaws of Parent, as in effect on the date hereof, and which have not been further amended, modified or rescinded;

3. Attached hereto as Exhibit “A-3” is a true and complete copy of the certificate of incorporation of Parent, certified by the Secretary of State of Delaware as true, complete and correct, and no action for any amendment thereto has been taken; and

4. The representations and warranties made by Parent in the Agreement are true and correct in all material respects as of the date hereof, and Parent has performed all covenants and obligations in the Agreement required to be performed by Parent as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate in the undersigned’s capacity as Chief Executive Officer of Playbutton Acquisition Corp., a Delaware corporation, effective as of ______, 2012.

“PARENT”

Playbutton Acquisition Corp.,

a Delaware corporation

By:___________________________________

      Daniel Najor, Chief Executive Officer

Exhibit 3.3(b)